EXHIBIT 10.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made as of the 29th day of June, 2018, by and between DUKE PGC AT QUANTUM 1-9, LLC, a Delaware limited liability company ("Landlord"), and PURADYN FILTER TECHNOLOGIES INCORPORATED, a Delaware corporation ("Tenant").

W I T N E S S E T H:

WHEREAS, Landlord and Tenant heretofore entered into that certain Lease dated September 27, 2012 (the "Lease") for the lease of approximately 25,541 square feet of space, located at 2017 High Ridge Road, Boynton Beach, Florida 33426, within Gateway Center, said space being more particularly described therein (the "Leased Premises"); and

WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, extend the Lease Term, which is scheduled to expire by the terms of the Lease on July 31, 2019.

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.

Incorporation of Recitals and Definitions.  The above recitals are hereby incorporated into this Amendment as if fully set forth herein.  All capitalized terms used herein but undefined shall have the meaning as defined in the Lease.

2.

Lease Term.  The Lease Term is hereby extended through and including July 31, 2024.

3.

Minimum Annual Rent.  Commencing as of August 1, 2019 (the "Extension Date"), Section 1.01(d) of the Lease is hereby modified to reflect that Minimum Annual Rent shall be as follows:

08/01/2019 – 07/31/2020

$178,787.04

08/01/2020 – 07/31/2021

$184,150.56

08/01/2021 – 07/31/2022

$189,675.12

08/01/2022 – 07/31/2023

$195,365.40

08/01/2023 – 07/31/2024

$201,226.32

(Note:  Minimum Annual Rent does not include applicable Florida state sales tax or Additional Rent, which sums shall be the sole responsibility of Tenant.)

4.

Monthly Rental Installments.  Commencing as of the Extension Date, Section 1.01(e) of the Lease is hereby modified to reflect that Monthly Rental Installments shall be as follows:

08/01/2019 – 07/31/2020

$14,898.92

08/01/2020 – 07/31/2021

$15,345.88

08/01/2021 – 07/31/2022

$15,806.26

08/01/2022 – 07/31/2023

$16,280.45

08/01/2023 – 07/31/2024

$16,768.86

(Note:  Monthly Rental Installments do not include applicable Florida State Sales Tax or Additional Rent, which sums shall be the sole responsibility of Tenant.)

5.

Landlord's Addresses.  Section 1.01(l) of the Lease is hereby modified to reflect that Landlord's addresses for notice and payment purposes are as follows:

Landlord:

Duke PGC at Quantum 1-9, LLC

c/o Duke Realty Corporation

Attn:

Florida Market, Vice President,

Regional Asset Manager

2400 North Commerce Parkway, Suite 405

Weston, FL  33326

With Payments to:

Duke PGC at Quantum 1-9, LLC

c/o Duke Realty Limited Partnership

75 Remittance Drive, Suite 3205

Chicago, IL  60675-3205

6.

Options to Extend.  Tenant's options to extend the Lease Term as set forth in Section 17.03 of the Lease are hereby deleted in their entirety and shall be of no further force or effect.

7.

Right of First Offer.  Tenant's right of first offer set forth in Section 17.04 of the Lease is hereby deleted in its entirety and shall be of no further force or effect.

8.

Allowance.  Tenant acknowledges and agrees that Tenant may make leasehold improvements to the Leased Premises only in accordance with the provisions of Section 7.03 of the Lease.  Landlord shall reimburse Tenant for all expenses incurred in connection with (a) the replacement of two (2) 10-ton heating, ventilation and air conditioning ("HVAC") units serving the Leased Premises installed in 2017, and (b) replacement of additional HVAC unit(s) serving the Leased Premises, up to the amount of Fifty-Eight Thousand and No/100 Dollars ($58,000.00) (the "Allowance").  Said reimbursement shall be paid by Landlord to Tenant within thirty (30) days following Tenant's written request therefor (which request shall be accompanied by reasonable evidence of such expenses), provided that (y) this Amendment has been executed by Tenant and (z) Tenant requests all such reimbursements on or before December 31, 2019.  If Tenant fails to exercise such right as aforesaid, Tenant shall be deemed to have waived its rights pursuant to this Section 8.

9.

Brokers.  Except for CBRE, Inc. and Duke Realty Services, LLC each representing Landlord, whose commissions shall be paid by Landlord, Landlord and Tenant each represents and warrants to the other that neither party has engaged or had any conversations or negotiations with any broker, finder or other third party concerning the matters set forth in this Amendment who would be entitled to any commission or fee based on the execution of this Amendment.  Landlord and Tenant each hereby indemnifies the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing.  The foregoing indemnification shall survive the termination of the Lease for any reason.

10.

Representations and Warranties.

(a)

Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the jurisdiction under which it was organized; (ii) Tenant is authorized to do business in the jurisdiction where the Leased Premises is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b)

Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the jurisdiction under which it was organized; (ii) Landlord is authorized to do business in the jurisdiction where the Leased Premises is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

11.

Examination of Amendment.  Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

12.

Incorporation.  This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.  As amended hereby, the Lease is hereby ratified and confirmed by Landlord and Tenant.  To the extent the terms hereof are inconsistent with the terms of the Lease, the terms hereof shall control.

(SIGNATURES CONTAINED ON THE FOLLOWING PAGE(S))

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

WITNESSES: /s/ Olga Stanley Printed Name: Olga Stanley /s/ J Rodriguez Printed Name: J Rodriguez

LANDLORD:

DUKE PGC AT QUANTUM 1-9, LLC,

a Delaware limited liability company

By:

Duke Realty Limited Partnership,

an Indiana limited partnership, its managing member

By:

Duke Realty Corporation, an Indiana corporation, its general partner

By: /s/ Edward P. Mitchell

Edward P. Mitchell

Senior Vice President

Florida Operations

Date of execution: June 29, 2018

WITNESSES: /s/ Elaine Hilton Printed Name: Elaine Hilton /s/Joseph V, Vittoria Printed Name: Joseph V. Vittoria

TENANT:

PURADYN FILTER TECHNOLOGIES INCORPORATED, a Delaware corporation

By: /s/ Edward Vittoria

Name: Edward Vittoria

Title:  Chief Executive Officer

Attest: /s/ Kathryn Morris

Name: Kathryn Morris

Title:

Date of execution: June 26, 2018

4